Exhibit 99.1

Community Capital Corporation Reports Significant Loan Growth in
Second Quarter and Declares Quarterly Cash Dividend

    GREENWOOD, S.C.--(BUSINESS WIRE)--July 21, 2004--Community Capital Corporation (AMEX: CYL) reports operating results for the second quarter and six months ending June 30, 2004. The company also declared a quarterly cash dividend of $0.13 per share payable by September 3, 2004 to shareholders of record as of August 13, 2004.
    Net income for the three months ended June 30, 2004 was $1,416,000, up 13 percent from $1,251,000 reported in the same period last year. Earnings per share for the quarter were $0.35, a three percent increase over $0.34 reported in 2003.
    Year to date income for the six months ended June 30, 2004 was $2,690,000 versus $2,451,000 an increase of ten percent. Year to date diluted earnings per share were $0.69, up three percent compared to $0.67 in 2003.
    Return on average assets was 1.11 percent for the second quarter of 2004 compared to 1.27 percent for the same period in 2003. Return on average equity was 10.46 percent compared to 11.30 percent in 2003. Total assets increased 32 percent from $403,407,000 at June 30, 2003 to $532,614,000 at June 30, 2004. Of the $129,207,000 increase in assets, $82,132,000 was attributable to our merger with Abbeville Capital Corporation in the first quarter of 2004. Total loans were $399,756,000 compared to $311,147,000, up 28 percent, $35,335,000 of which was due to the merger with Abbeville. Total deposits increased 25 percent from $302,611,000 to $378,736,000, $52,674,000 of which was a result of the Abbeville merger. Shareholders' equity at June 30, 2004 was $54,683,000, up 16 percent over the same period in 2003.
    Reporting on the second quarter, William G. Stevens, President and CEO of Community Capital Corporation and CapitalBank stated, "We are pleased with our first full quarter's results after our merger with Abbeville Capital Corporation. The acquisition helped fuel our growth of almost $130 million in assets over the last 12 months without diluting our earnings or eroding our margin. We were particularly successful during the second quarter in growing our loan portfolio at an annualized rate of 28 percent without sacrificing quality or spread."
    Community Capital Corporation (AMEX: CYL) is the corporate parent of CapitalBank, which was formed January 2001 during a restructuring that consolidated the company's operations into a single subsidiary. CapitalBank operates 15 community-oriented branches throughout upstate South Carolina that offer a full array of banking services.

    www.comcapcorp.com

    Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Quarterly Report on Form 10-Q for the year ended March 31, 2004.



   INCOME STATEMENT DATA
   (In thousands, except per share)

                              Three Months Ended     Six Months Ended
                                    June 30               June 30
                              (Unaudited)         (Unaudited)
                                 2004      2003      2004       2003
----------------------------------------------------------------------
----------------------------------------------------------------------
Interest Income                  6,280     5,373     11,892    10,701
----------------------------------------------------------------------
Interest Expense                 1,488     1,672      2,892     3,439
----------------------------------------------------------------------
Net Interest Income              4,792     3,701      9,000     7,262
----------------------------------------------------------------------
Provision for Loan Losses          450        37        550       143
----------------------------------------------------------------------
Net Int. Income After
 Provision                       4,342     3,664      8,450     7,119
----------------------------------------------------------------------
Non-Interest Income              1,467     1,305      2,663     2,465
----------------------------------------------------------------------
Non-Interest Expense             4,134     3,249      7,839     6,323
----------------------------------------------------------------------
Gain on Sale of Securities           5        11          5        50
----------------------------------------------------------------------
Loss on Sale of Fixed Assets        (9)        -         (9)        -
----------------------------------------------------------------------
Income Before Taxes              1,671     1,731      3,270     3,311
----------------------------------------------------------------------
Income Tax Expense                 255       480        580       860
----------------------------------------------------------------------
Net Income                       1,416     1,251      2,690     2,451
----------------------------------------------------------------------
----------------------------------------------------------------------
Primary Earnings Per Share       $0.36     $0.36      $0.71     $0.70
----------------------------------------------------------------------
Diluted Earnings Per Share       $0.35     $0.34      $0.69     $0.67
----------------------------------------------------------------------
----------------------------------------------------------------------
Average Shares Outstanding
 (Fully Diluted)             4,027,365 3,667,143  3,889,451 3,679,351
----------------------------------------------------------------------
Return on Average Assets          1.11%     1.27%      1.13%     1.27%
----------------------------------------------------------------------
Return on Average Equity         10.46%    11.30%     10.42%    11.21%
----------------------------------------------------------------------
Net Interest Margin               4.27%     4.23%      4.30%     4.25%
----------------------------------------------------------------------
Efficiency Ratio                 64.59%    63.42%     65.72%    63.46%
----------------------------------------------------------------------

  BALANCE SHEET DATA
  (In thousands, except per share data)                    June 30
                                                      2004
                                                   (Unaudited)   2003
----------------------------------------------------------------------
Total Assets                                          532,614 403,407
----------------------------------------------------------------------
Investment Securities                                  77,298  51,431
----------------------------------------------------------------------
Loans                                                 399,756 311,147
----------------------------------------------------------------------
Allowance for Loan Losses                               5,431   4,324
----------------------------------------------------------------------
Total Deposits                                        378,736 302,612
----------------------------------------------------------------------
Other Borrowings                                       95,772  51,604
----------------------------------------------------------------------
Shareholders' Equity                                   54,683  46,944
----------------------------------------------------------------------
----------------------------------------------------------------------
Book Value Per Share                                   $13.88  $13.22
----------------------------------------------------------------------
Equity to Assets                                        10.27%  11.64%
----------------------------------------------------------------------
Loan to Deposit Ratio                                  105.55% 102.82%
----------------------------------------------------------------------
Allowance for Loan Losses/Loans                          1.36%   1.39%
----------------------------------------------------------------------

   Average Balances:
                                 Three Months Ended  Six Months Ended
                                      June 30             June 30
                                   2004                2004
                                (Unaudited)  2003  (Unaudited)   2003
----------------------------------------------------------------------
Average Total Assets               515,101 394,971    479,575 389,027
----------------------------------------------------------------------
Average Loans                      386,673 306,771    363,077 301,011
----------------------------------------------------------------------
Average Earning Assets             465,090 361,769    433,661 356,796
----------------------------------------------------------------------
Average Deposits                   378,589 293,761    357,139 284,130
----------------------------------------------------------------------
Average Other Borrowings            80,324  53,392     69,572  57,140
----------------------------------------------------------------------
Average Shareholders' Equity        54,433  45,730     51,904  45,279
----------------------------------------------------------------------
----------------------------------------------------------------------
Asset Quality:
----------------------------------------------------------------------
----------------------------------------------------------------------
Non-performing loans                 1,466   1,678      1,466   1,678
----------------------------------------------------------------------
Net charge-offs                         25      44        136     100
----------------------------------------------------------------------
Net charge-offs to average loans       .01%   0.01%       .04%   0.03%
----------------------------------------------------------------------

   Summary of Abbeville Capital Corporation Merger Transaction:
   (In thousands)

 Cash and cash equivalents                                      4,164
----------------------------------------------------------------------
 Federal funds sold                                            14,291
----------------------------------------------------------------------
 Investment securities                                         17,163
----------------------------------------------------------------------
 Loans, net of allowance                                       35,335
----------------------------------------------------------------------
 Premises and equipment                                           979
----------------------------------------------------------------------
 Core deposit intangible asset                                    927
----------------------------------------------------------------------
 Goodwill                                                       6,937
----------------------------------------------------------------------
 Other assets                                                   2,336
----------------------------------------------------------------------
----------------------------------------------------------------------
     Total assets acquired                                     82,132
----------------------------------------------------------------------
----------------------------------------------------------------------
 Deposits                                                      52,674
----------------------------------------------------------------------
 Advances from the Federal Home Loan Bank                       3,091
----------------------------------------------------------------------
 Other Liabilities                                             10,956
----------------------------------------------------------------------
----------------------------------------------------------------------
     Total liabilities assumed                                 66,721
----------------------------------------------------------------------
----------------------------------------------------------------------
 Net assets acquired                                           15,411
----------------------------------------------------------------------

    CONTACT: Community Capital Corporation
             R. Wesley Brewer, 864-941-8290
             wbrewer@capitalbanksc.com
             Lee Lee M. Lee, 864-941-8242
             llee@capitalbanksc.com